EXHIBIT A

                            NATIONAL FUEL GAS COMPANY
                                   CERTIFICATE




        The undersigned certifies that he is the duly designated and acting Assistant Secretary of National Fuel Gas Company, a New Jersey Corporation, and that the report on Form U-9C-3 for the previous quarter was filed with National Fuel Gas Company's interested State
Commissions whose names and addresses are listed below:



                   State of New York Public Service Commission
                              3 Empire State Plaza
                           Albany, New York 12223-1350




                     Pennsylvania Public Utility Commission
                                  P.O. Box 3265
                              North Office Building
                         Harrisburg, Pennsylvania 17120




IN WITNESS WHEREOF, I have hereunto set my hand as of the 25th day of February, 2000.


                                       /s/ James R. Peterson
                                       ----------------------------------------
                                       James R. Peterson
                                       Assistant Secretary